Exhibit 99.2
OIL & GAS RENTAL SERVICES, INC.
FINANCIAL STATEMENTS
OCTOBER 31, 2006, 2005 AND 2004
CONTENTS

12 Greenway Plaza Suite 1202
Houston, Texas 77046-1289

Phone	713-561-6500
Fax	713-968-7128
Web	www.uhy-us.com
Independent Auditors’ Report
Board of Directors
Oil & Gas Rental Services, Inc.
Amelia, Louisiana
We have audited the accompanying balance sheets of Oil & Gas Rental Services, Inc. (the “Company”) as of October 31, 2006, 2005 and 2004, and the related statements of income, shareholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Oil & Gas Rental Services, Inc. as of October 31, 2006, 2005 and 2004, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.
Houston, Texas
December 1, 2006

OIL & GAS RENTAL SERVICES, INC.
BALANCE SHEETS

	October 31,
	2006	2005	2004
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$1,102,637	$1,489,427	$1,023,239
Certificates of deposit	1,625,091	1,100,000	800,000
Current portion of investments held-to-maturity	31,108,180	16,698,468	24,674,725
Account receivable — trade, net	15,780,917	12,934,135	7,655,788
Accounts receivable — other	31,683	108,856	47,096
Inventory	1,375,338	900,590	823,965
Prepaid expenses and other current assets	357,692	341,026	282,733

TOTAL CURRENT ASSETS	51,381,538	33,572,502	35,307,546

PROPERTY AND EQUIPMENT, net	30,629,789	28,046,491	20,919,678

OTHER ASSETS
Investments held-to-maturity, net of current portion	—	1,038,658	—
Investments available-for-sale	3,404,426	3,426,880	1,932,676
Investments in partnerships	3,702,712	3,458,848	2,098,784
Other assets	1,362,538	1,107,671	1,394,782

TOTAL OTHER ASSETS	8,469,676	9,032,057	5,426,242

TOTAL ASSETS	$90,481,003	$70,651,050	$61,653,466

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES

CURRENT LIABILITIES
Accounts payable — trade	$1,515,347	$973,360	$838,033
Accounts payable — related party	157,960	89,684	53,732
Accrued liabilities	2,238,813	1,898,890	1,371,672
Deposit on asset sale	9,000,000	—	—

TOTAL CURRENT LIABILITIES	12,912,120	2,961,934	2,263,437

TOTAL LIABILITIES	12,912,120	2,961,934	2,263,437

COMMITMENTS AND CONTINGENCIES	—	—	—

SHAREHOLDERS’ EQUITY
Common stock	115,000	100,000	100,000
Additional paid in capital	20,207,000	8,776,400	8,776,400
Retained earnings	56,095,728	58,651,647	53,867,765
Accumulated other comprehensive income	1,151,155	1,417,294	563,724
Notes receivable from shareholders	—	(1,256,225)	(3,917,860)

TOTAL SHAREHOLDERS’ EQUITY	77,568,883	67,689,116	59,390,029

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$90,481,003	$70,651,050	$61,653,466

See accompanying notes to financial statements.

OIL & GAS RENTAL SERVICES, INC.
STATEMENTS OF INCOME

	Year Ended October 31,
	2006	2005	2004
REVENUES	$71,332,111	$51,315,900	$40,824,637

EXPENSES
Cost of sales	13,394,659	11,945,451	10,295,321
General and administrative	28,678,200	7,903,218	7,019,012
Depreciation and amortization	7,385,954	5,769,114	6,124,482

TOTAL EXPENSES	49,458,813	25,617,783	23,438,815

GAIN (LOSS) ON SALE OF ASSETS	2,178,222	14,231	(9,338)

INCOME FROM OPERATIONS	24,051,520	25,712,348	17,376,484

OTHER INCOME (EXPENSE)
Partnership income (loss)	126,502	1,887,106	(212,406)
Interest and dividend income	1,012,755	613,884	371,286
Gain on sale of available-for-sale securities	218,205	—	—
Other income	35,299	70,544	112,084

TOTAL OTHER INCOME (EXPENSE)	1,392,761	2,571,534	270,964

NET INCOME	$25,444,281	$28,283,882	$17,647,448

See accompanying notes to financial statements.

OIL & GAS RENTAL SERVICES, INC.
STATEMENTS OF SHAREHOLDERS’ EQUITY
YEARS ENDED OCTOBER 31, 2006, 2005 AND 2004

					Notes	Accumulated
					Receivable	Other
	Common Stock		Additional	Retained	From	Comprehensive
	Shares	Amount	Paid-in Capital	Earnings	Shareholders	Income (Loss)	Total
Balance, November 1, 2003	1,000	$100,000	$8,776,400	$48,220,317	$(4,875,942)	$(86,210)	$52,134,565
Dividends	—	—	—	(12,000,000)	—	—	(12,000,000)
Collections on Notes Receivable	—	—	—	—	958,082	—	958,082
Net Income	—	—	—	17,647,448	—	—	17,647,448
Unrealized gain on available for sale securities	—	—	—	—	—	649,934	649,934

Comprehensive Income	—	—	—	—	—	—	18,297,382

Balance, October 31, 2004	1,000	100,000	8,776,400	53,867,765	(3,917,860)	563,724	$59,390,029
Dividends	—	—	—	(23,500,000)	—	—	(23,500,000)
Collections on Notes Receivable	—	—	—	—	2,661,635	—	2,661,635
Net income	—	—	—	28,283,882	—	—	28,283,882
Unrealized gain on available for sale securities	—	—	—	—	—	853,570	853,570

Comprehensive income	—	—	—	—		—	29,137,452

Balance, October 31, 2005	1,000	100,000	8,776,400	58,651,647	(1,256,225)	1,417,294	$67,689,116
Issuance of common stock for compensation	150	15,000	11,430,600	—	—	—	11,445,600
Collections on Notes Receivable	—	—	—	—	1,256,225	—	1,256,225
Dividends	—	—	—	(28,000,200)	—	—	(28,000,200)
Net income	—	—	—	25,444,281	—	—	25,444,281
Unrealized loss on available for sale securities	—	—	—	—	—	(266,139)	(266,139)

Comprehensive income	—	—	—	—		—	25,178,142

Balance, October 31, 2006	1,150	$115,000	$20,207,000	$56,095,728	$—	$1,151,155	$77,568,883

See accompanying notes to financial statements.

OIL & GAS RENTAL SERVICES, INC.
STATEMENTS OF CASH FLOWS

	Year Ended October 31,
	2006	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES

Net income	$25,444,281	$28,283,882	$17,647,448
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,385,954	5,769,114	6,124,482
Amortization of discounts on held-to-maturity investments	(786,190)	(481,759)	(211,066)
Gain (loss) on sale of assets	(17,250)	(14,231)	9,338
Undistributed income on partnership investments	(52,877)	(1,834,395)	(48,544)
Gain on sale of available-for-sale securities	(218,205)	—	—
Issuance of common stock for compensation	11,445,600	—	—
Provision for doubtful accounts	497,460	222,556	89,102
Changes in operating assets and liabilities:
Accounts receivable	(3,267,069)	(5,562,663)	(2,539,829)
Inventory	(474,748)	(76,625)	(8,189)
Prepaid expenses and other assets	(281,542)	219,149	(111,088)
Accounts payable	610,263	171,279	213,067
Accrued liabilities	339,923	527,218	1,045,558

NET CASH PROVIDED BY OPERATING ACTIVITIES	40,625,600	27,223,525	22,210,279

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(9,959,243)	(12,900,900)	(2,258,760)
Proceeds from sale of property and equipment	17,250	28,873	(20,983)
Purchase of held-to-maturity securities	(91,049,234)	(60,797,517)	(79,483,771)
Proceeds from sale of held-to-maturity securities	78,464,370	68,216,875	72,000,000
Purchase of available-for-sale securities	(369,163)	(640,634)	—
Proceeds from sale of available-for-sale securities	343,683	—	—
Purchase of partnership investments	(720,050)	(789,384)	(900,177)
Return of capital on partnership investments	529,063	1,263,715	250,000
Purchase of certificate of deposits	(525,091)	(300,000)	—
Collections on notes receivable	1,256,225	2,661,635	958,082
Deposit on asset sale	9,000,000	—	—

NET CASH USED IN INVESTING ACTIVITIES	(13,012,190)	(3,257,337)	(9,455,609)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividends paid	(28,000,200)	(23,500,000)	(12,000,000)

NET CASH USED IN FINANCING ACTIVITIES	(28,000,200)	(23,500,000)	(12,000,000)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(386,790)	466,188	754,670

CASH AND CASH EQUIVALENTS, beginning of year	1,489,427	1,023,239	268,569

CASH AND CASH EQUIVALENTS, end of year	$1,102,637	$1,489,427	$1,023,239

See Note J for non-cash investing and financing activities.
See accompanying notes to financial statements.

NOTE A — NATURE OF OPERATIONS
Oil & Gas Rental Services, Inc. (the “Company”) was incorporated in the State of Louisiana in 1967. The Company provides rental tools to both offshore and onshore exploration and production companies. The Company has locations in Amelia, Louisiana and Victoria, Texas. The Company owns an extensive inventory of rental equipment, including premium drill pipe, spiral heavy weight drill pipe, tubing, blow-out preventers, choke manifolds and various valves and handling tools for rental to the oil and natural gas industry.
NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Management believes that the estimates and assumptions used in the preparation of the financial statements are appropriate, however, actual results could differ from those estimates. Estimates are used for, but are not limited to, determining the following: allowance for doubtful accounts, impairment of investments and useful lives used to depreciate property and equipment. The accounting estimates used in the preparation of the financial statements may change as new events occur.
Revenue Recognition: Rental equipment is leased to customers at per day contractual rates. Rental revenues are recognized net of any sales discounts. Drilling equipment that is lost or damaged is charged back to customers at replacement cost with the corresponding billing treated as revenue and the book value of the equipment treated as cost of sales.
Cash and Cash Equivalents: The Company considers all highly liquid investments with an original maturity of three months or less at the time of purchase to be cash equivalents.
Accounts Receivable: For financial reporting purposes, the Company uses the allowance method to account for uncollectible accounts receivable. The Company establishes an allowance for doubtful accounts based on factors surrounding credit risk of debtors, historical factors and other related information. The allowance for doubtful accounts was approximately $497,000, $331,000 and $143,000 at October 31, 2006, 2005 and 2004, respectively.
Inventory: Inventory consists primarily of supplies and materials used to repair and maintain rental equipment. Inventory is stated at lower of cost or market. Cost is determined using the first-in, first-out method.
Property and Equipment: Property and equipment are stated at cost. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets, ranging from 3 to 40 years. Expenditures for major renewals and betterments, which extend the original estimated economic useful lives of applicable assets, are capitalized. Expenditures for normal repairs and maintenance are charged to expense as incurred and are often billed back to customers as allowed by rental contracts. The costs and related accumulated depreciation of assets sold or retired are removed from the accounts, and any gain or loss thereon is reflected in operations.
The Company periodically evaluates the recoverability of the carrying value of its property and equipment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.

NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Investments: As part of its cash management program, the Company maintains a portfolio of treasury bills, marketable equity securities and non-marketable equity securities.
The Company classifies its debt and marketable equity securities into held-to-maturity, trading, or available-for-sale categories. Debt securities are classified as held-to-maturity when the Company has the positive intent and ability to hold the securities to maturity. Debt securities for which the Company does not have the intent or ability to hold to maturity are classified as available for sale. Held-to-maturity securities are recorded as either short-term or long-term on the balance sheet based on contractual maturity date and are stated at amortized cost. Marketable securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and are reported at fair value, with unrealized gains and losses recognized in earnings. Debt and marketable equity securities not classified as held-to-maturity or as trading are classified as available-for-sale and are carried at fair market value, with the unrealized gains and losses included in the determination of comprehensive income and reported in shareholders’ equity.
Investments in partnerships consists primarily of investments the Company has made in entities organized as partnerships. These investments are accounted by the Company using the equity method of accounting, whereby the Company adjusts its investment balance for its share of each partnerships’ results of operations and for any contributions made and distributions received. These investments are annually reviewed for impairment, and if an investment is impaired, the Company reduces the carrying value of its investment.
The fair value of substantially all securities is determined by quoted market prices. The estimated fair value of securities for which there are no quoted market prices is based on similar types of securities that are traded in the market. Gains or losses on securities sold are based on the specific identification method.
Concentrations of Credit and Other Risks: Financial instruments which potentially subject the Company to concentrations of credit and other risks consist principally of cash and trade accounts receivables. The amount of deposits with five financial institutions exceeded the $100,000 federally insured limit at October 31, 2006, 2005 and 2004. The Company believes that the financial condition of these financial institutions is sound and has not experienced any losses on such accounts. Credit risk for trade accounts receivable is concentrated because substantially all of the balances are receivable from customers in the oil and gas exploration and production industry.
Major Customers: For the year ended October 31, 2006, 21% of the Company’s revenues were generated from two customers, and trade receivables from those customer totaled $1,216,858 at October 31, 2006. For the year ended October 31, 2005, 19% of the Company’s revenues were generated from one customer, and trade receivables from that customer totaled $1,524,947 at October 31, 2005. For the year ended October 31, 2004, 26% of the Company’s revenues were generated from two customers, and trade receivables from these customers was $764,848 at October 31, 2004.
Income Taxes: The Company’s shareholders have elected to be taxed as a small business corporation under the provisions of Subchapter S of the Internal Revenue Code. Accordingly, federal income tax is the responsibility of the individual shareholders, and no provision for federal income tax is included in the accompanying financial statements.
Advertising: The Company’s policy is to expense advertising costs as incurred. Advertising expenses were approximately $275,000, $225,000 and $194,000 for years ended October 31, 2006, 2005 and 2004 respectively.

NOTE C — PROPERTY AND EQUIPMENT
Property and equipment consists of the following:

	Estimated	October 31,
	Useful Lives	2006	2005	2004
Rental equipment	5 - 6 years	$91,547,842	$86,819,750	$77,052,209
Buildings	10 - 40 years	2,894,575	2,894,575	2,894,575
Transportation equipment	3 - 5 years	8,513,852	8,453,207	8,425,226
Shop equipment	5 - 7 years	1,868,933	1,868,516	1,824,026
Furniture and fixtures	5 - 7 years	315,994	326,534	326,029
Computer equipment	5 - 6 years	514,099	514,099	485,321
Land		743,189	705,188	705,188

		106,398,484	101,581,869	91,712,574
Less: accumulated depreciation		(75,768,695)	(73,535,378)	(70,792,896)

Property and equipment, net		$30,629,789	$28,046,491	$20,919,678

NOTE D — INVESTMENTS
At October 31, 2006, 2005 and 2004 the Company had U.S. government securities that were classified as held to maturity and carried at amortized cost. At October 31, 2006, 2005 and 2004, the estimated fair value of the securities approximated their amortized cost and, therefore, there were no significant unrecognized holding gains or losses.
Investments in available-for-sale securities at October 31, 2006, 2005 and 2004 consisted of corporate common stocks which are summarized as follows:

		Gains in	Loss in
		Accumulated	Accumulated
		Other	Other
	Estimated	Comprehensive	Comprehensive
	Fair Value	Income	Income
Balance, October 31, 2004	$1,932,676	$1,162,139	$598,415

Balance, October 31, 2005	$3,426,880	$1,973,096	$555,802

Balance, October 31, 2006	$3,404,426	$1,762,776	$611,621

During the year ended October 31, 2006, available-for-sale securities were sold for total proceeds of $343,683. The realized gain on this sale was $218,205. For the purpose of determining gross realized gains, the cost of the securities sold was based on specific identification.
NOTE E — NOTES RECEIVABLE FROM SHAREHOLDERS
The Company sold 150 shares of treasury stock to certain key employees for approximately $9,176,000 on May 10, 2000 for notes receivable for that amount, which were to be paid over a ten-year period with interest at the rate of 3.23% per annum. At October 31, 2005 and 2004 the notes receivable from shareholders balance $1,256,225 and $3,917,860 respectively. The notes receivable were repaid during the year ended October 31, 2006.
NOTE F — SHAREHOLDERS’ EQUITY
Common Stock: The Company is authorized to issue 2,000 shares of common stock, par value $100 per share. As of October 31, 2006, 2005 and 2004, the Company had 1,150, 1,000 and 1,000 common shares issued and outstanding respectively.
NOTE G — RETIREMENT PLAN
The Company has a 401(k) retirement plan which covers all employees who are at least 21 years of age with one of more years of service. The Company contributes an amount equal to 50% of each participant’s eligible contributions. The Plan also permits the Company to contribute a discretionary amount each year. The Company’s contributions for the years ended October 31, 2006, 2005 and 2004 were approximately $254,000, $202,000 and $136,000 respectively.
NOTE H — RELATED PARTY TRANSACTIONS
During the years ended October 31, 2006, 2005 and 2004, the Company purchased supply and repair parts of approximately $2,150,000, $1,600,000 and $1,100,000 respectively, from a supplier that is owned by two minority shareholders.
Interest income on notes receivable from shareholders was approximately $27,000, $107,000, and $152,000 for the years ended October 31, 2006, 2005 and 2005, respectively.
NOTE I — EXECUTIVE BONUS
During the year ended October 31, 2006, the Board of Directors authorized a bonus to the Chairman of the Board which consisted of 150 shares of the Company’s common stock and cash of $7.8 million. The stock grant was valued at $11,445,600 based on an appraisal by an investment banking firm and has been recorded as an increase in Common Stock and Additional Paid in Capital.

NOTE J — NON-CASH INVESTING AND FINANCING ACTIVITIES
The following non-cash transactions took place during the year ended October 31, 2006:
The Company exchanged fully-depreciated drilling equipment for new drilling equipment worth $2,160,972, resulting in a gain on the transaction for the same amount.
As discussed in Note I, the Board of Directors authorized and granted a bonus to the Chairman of the Board which included 150 shares of the Company’s common stock. The stock grant was valued at $11,445,600.
NOTE K — SUBSEQUENT EVENTS
On October 26, 2006 the Company entered into a material agreement with Allis-Chalmers Energy, Inc. (“Allis-Chalmers”) to sell substantially all of the Company’s assets for $291.0 million in cash and 3.2 million shares of Allis-Chalmers common stock. Under the terms of the purchase and sale agreement, Allis-Chalmers paid the Company a $9 million deposit which is to be applied to the final selling price at the time the transaction closes. The deposit may be forfeited by Allis-Chalmers if it does not comply with certain terms of the purchase and sale agreement.